Exhibit 99
GREEN BRICK PARTNERS, INC. REPORTS RECORD FIRST QUARTER 2024 RESULTS

DILUTED EPS OF $1.82, A RECORD FOR ANY FIRST QUARTER, UP 32.8%
RECORD HOMEBUILDING GROSS MARGIN OF 33.4%, UP 580 BASIS POINTS
NET NEW HOME ORDERS OF 1,071, FLAT YOY AND UP 58% SEQUENTIALLY
BACKLOG OF $725 MILLION, UP 31.8% YOY
DEBT TO TOTAL CAPITAL OF 18.3%; NET DEBT TO TOTAL CAPITAL OF 8.2%

PLANO, Texas, May 1, 2024 — Green Brick Partners, Inc. (NYSE: GRBK) (“we,” “Green Brick” or the “Company”) today reported record results for its first quarter ended March 31, 2024.

“Green Brick kicked off 2024 with excellent first quarter results highlighted by diluted earnings per share of $1.82, a record for any first quarter and an increase of 32.8% year-over-year. I am extremely proud of our teams being able to deliver consistently outstanding performance and results. During the first quarter, we delivered 821 homes, generating $443.1 million in home closings revenue,” said Jim Brickman, CEO and Co-Founder. “Our advantages in infill and infill-adjacent locations and self-development strategy produced a record homebuilding gross margin of 33.4%, which was the highest amongst our public homebuilding peers. More importantly, our accomplishments were achieved with a balance sheet that is stronger than ever. With record earnings and strong operating cash flows, we continued to invest in future growth while we decreased our debt-to-total-capital ratio by 550 basis points year-over-year to 18.3% at the end of the quarter and lowered our net-debt-to-total-capital ratio to 8.2%.”

“We achieved the second highest quarterly sales orders in company history at 1,071 net orders, just shy of the Covid-fueled 1,082 orders in the first quarter of 2021. Our absorption rate per average active selling community remained robust at 11.4 per quarter, or 3.8 per month, despite higher interest rates. Moreover, our net new home orders increased nearly 58% sequentially from the fourth quarter of 2023 due to strong demand within our markets. We were also able to reduce overall average incentive rates from 5.6% of sales price in 4Q23 to 3.8% in March 2024. Our cancellation rate dropped to 4.1%, the lowest of other public homebuilders in the quarter and the lowest in company history. Based on our strong sales performance, our backlog grew 30.7% sequentially to $725 million. Notably, our ending community count grew 24.1% year-over-year to 98. Additionally, we continued to grow starts as we started 997 homes in 1Q24, averaging over 940 starts during the last three quarters. With a mean companywide cycle time of 5.5 months for homes completed in the quarter, we improved our operations in terms of both scale and efficiency,” concluded Mr. Brickman.

Results for the Quarter Ended March 31, 2024:

(Dollars in thousands, except per share data)	Three Months Ended March 31,
	2024	2023	%
New homes delivered	821	761	7.9%

Total revenues	$447,338	$452,061	(1.0)%
Total cost of revenues	299,081	327,455	(8.7)%
Total gross profit	$148,257	$124,606	19.0%
Income before income taxes	$115,633	$87,172	32.6%
Net income attributable to Green Brick Partners, Inc.	$83,301	$64,180	29.8%
Diluted net income attributable to Green Brick Partners, Inc. per common share	$1.82	$1.37	32.8%

Residential units revenue	$443,284	$450,362	(1.6)%
Average sales price of homes delivered	$539.7	$590.6	(8.6)%
Homebuilding gross margin percentage	33.4%	27.6%	580 bps

Backlog	$725,489	$550,593	31.8%
Homes under construction	2,233	1,759	26.9%

Earnings Conference Call:
We will host our earnings conference call to discuss our first quarter ended March 31, 2024 at 12:00 p.m. Eastern Time on Thursday, May 2, 2024. The call can be accessed by dialing 1-888-660-6353 for domestic participants or 1-929-203-2106 for international participants and should reference meeting number 3162560. Participants may also join the call via webcast at: https://events.q4inc.com/attendee/341898024

A telephone replay of the call will be available through June 1, 2024. To access the telephone replay, the domestic dial-in number is 1-800-770-2030, the international dial-in number is 1-609-800-9909 and the access code is 3162560, or by using the link at investors.greenbrickpartners.com.

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,
	2024	2023
Residential units revenue	$443,284	$450,362
Land and lots revenue	4,054	1,699
Total revenues	447,338	452,061
Cost of residential units	295,313	326,124
Cost of land and lots	3,768	1,331
Total cost of revenues	299,081	327,455
Total gross profit	148,257	124,606
Selling, general and administrative expenses	(50,570)	(45,945)
Equity in income of unconsolidated entities	2,592	4,221
Other income, net	15,354	4,290
Income before income taxes	115,633	87,172
Income tax expense	24,842	19,031
Net income	90,791	68,141
Less: Net income attributable to noncontrolling interests	7,490	3,961
Net income attributable to Green Brick Partners, Inc.	$83,301	$64,180

Net income attributable to Green Brick Partners, Inc. per common share:
Basic	$1.84	$1.38
Diluted	$1.82	$1.37
Weighted average common shares used in the calculation of net income attributable to Green Brick Partners, Inc. per common share:
Basic	44,942	45,945
Diluted	45,430	46,351

GREEN BRICK PARTNERS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	March 31, 2024	December 31, 2023
ASSETS
Cash and cash equivalents	$185,897	$179,756
Restricted cash	24,611	19,703
Receivables	8,630	10,632
Inventory	1,655,494	1,533,223
Investments in unconsolidated entities	34,701	84,654
Right-of-use assets - operating leases	6,997	7,255
Property and equipment, net	6,826	7,054
Earnest money deposits	16,464	16,619
Deferred income tax assets, net	15,306	15,306
Intangible assets, net	345	367
Goodwill	680	680
Other assets	20,623	27,583
Total assets	$1,976,574	$1,902,832
LIABILITIES AND EQUITY
Liabilities:
Accounts payable	$53,330	$54,321
Accrued expenses	114,218	96,457
Customer and builder deposits	54,120	43,148
Lease liabilities - operating leases	7,873	7,898
Borrowings on lines of credit, net	(2,260)	(2,328)
Senior unsecured notes, net	311,303	336,207
Notes payable	113	12,981
Total liabilities	538,697	548,684
Commitments and contingencies
Redeemable noncontrolling interest in equity of consolidated subsidiary	38,186	36,135
Equity:
Green Brick Partners, Inc. stockholders’ equity
Preferred stock, $0.01 par value: 5,000,000 shares authorized; 2,000 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	47,603	47,603
Common stock, $0.01 par value: 100,000,000 shares authorized; 45,096,392 issued and 45,025,151 outstanding as of March 31, 2024 and 45,005,175 issued and outstanding as of December 31, 2023, respectively	451	450
Treasury stock, at cost: 71,241 shares as of March 31, 2024 and none as of December 31, 2023	(3,758)	—
Additional paid-in capital	259,412	255,614
Retained earnings	1,079,619	997,037
Total Green Brick Partners, Inc. stockholders’ equity	1,383,327	1,300,704
Noncontrolling interests	16,364	17,309
Total equity	1,399,691	1,318,013
Total liabilities and equity	$1,976,574	$1,902,832

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

Residential Units Revenue and New Homes Delivered (dollars in thousands)	Three Months Ended March 31,
	2024	2023	Change	%
Home closings revenue	$443,094	$449,430	$(6,336)	(1.4)%
Mechanic’s lien contracts revenue	190	932	(742)	(79.6)%
Residential units revenue	$443,284	$450,362	$(7,078)	(1.6)%
New homes delivered	821	761	60	7.9%
Average sales price of homes delivered	$539.7	$590.6	$(50.9)	(8.6)%

Land and Lots Revenue (dollars in thousands)	Three Months Ended March 31,
	2024	2023	Change	%
Lots revenue	$4,054	$1,699	$2,355	138.6%
Lots closed	63	18	45	250.0%
Average sales price of lots closed	$64.3	$94.4	$(30.1)	(31.9)%

New Home Orders and Backlog (dollars in thousands)	Three Months Ended March 31,
	2024	2023	Change	%
Net new home orders	1,071	1,067	4	0.4%
Revenue from net new home orders	$613,384	$630,928	$(17,544)	(2.8)%
Average selling price of net new home orders	$572.7	$591.3	$(18.6)	(3.1)%
Cancellation rate	4.1%	6.2%	(2.1)%	(33.9)%
Absorption rate per average active selling community per quarter	11.4	13.3	(1.9)	(14.3)%
Average active selling communities	94	80	14	17.5%
Active selling communities at end of period	98	79	19	24.1%
Backlog	$725,489	$550,593	$174,896	31.8%
Backlog units	1,020	843	177	21.0%
Average sales price of backlog	$711.3	$653.1	$58.2	8.9%

GREEN BRICK PARTNERS, INC.
SUPPLEMENTAL INFORMATION
(Unaudited)

	March 31, 2024				December 31, 2023
	Central	Southeast		Total	Central	Southeast		Total
Lots owned
Finished lots	3,408	952		4,360	4,014	964		4,978
Lots in communities under development	17,192	1,252		18,444	9,122	1,335		10,457
Land held for future development(1)	3,800	—		3,800	8,366	—		8,366
Total lots owned	24,400	2,204	—	26,604	21,502	2,299		23,801

Lots controlled
Lots under third party option contracts	1,183	—		1,183	1,169	—		1,169
Land under option for future acquisition and development	110	430		540	1,710	460		2,170
Lots under option through unconsolidated development joint ventures	2,157	302		2,459	1,210	331		1,541
Total lots controlled	3,450	732		4,182	4,089	791		4,880
Total lots owned and controlled (2)	27,850	2,936		30,786	25,591	3,090	—	28,681
Percentage of lots owned	87.6%	75.1%		86.4%	84.0%	74.4%		83.0%

(1) Land held for future development consist of raw land parcels where development activities have been postponed due to market conditions or other factors.
(2) Total lots excludes lots with homes under construction.

The following table presents additional information on the lots we owned as of March 31, 2024 and December 31, 2023.

	March 31, 2024	December 31, 2023
Total lots owned(1)	26,604	23,801
Add certain lots included in Total Lots Controlled
Land under option for future acquisition and development	540	2,170
Lots under option through unconsolidated development joint ventures	2,459	1,541
Total lots self-developed	29,603	27,512
Self-developed lots as a percentage of total lots owned and controlled(1)	96.2%	95.9%

(1) Total lots owned includes finished lot purchases, which were less than 2.4% of total lots self-developed as of December 31, 2023.

Non-GAAP Financial Measures
In this press release, we utilize certain financial measures that are non-GAAP financial measures as defined by the Securities and Exchange Commission. We present these measures because we believe they and similar measures are useful to management and investors in evaluating our operating performance and financing structure. We also believe these measures facilitate the comparison of our operating performance and financing structure with other companies in our industry. Because these measures are not calculated in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), they may not be comparable to other similarly titled measures of other companies and should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP.

The following table represents the non-GAAP measure of adjusted homebuilding gross margin for the three months ended March 31, 2024 and 2023 and reconciles these amounts to homebuilding gross margin, the most directly comparable GAAP measure.

(Unaudited, in thousands):	Three Months Ended March 31,
	2024	2023
Residential units revenue	$443,284	$450,362
Less: Mechanic’s lien contracts revenue	(190)	(932)
Home closings revenue	$443,094	$449,430
Homebuilding gross margin	$147,917	$123,915
Homebuilding gross margin percentage	33.4%	27.6%

Homebuilding gross margin	147,917	123,915
Add back: Capitalized interest charged to cost of revenues	2,684	3,626
Adjusted homebuilding gross margin	$150,601	$127,541
Adjusted homebuilding gross margin percentage	34.0%	28.4%

Net debt to total capitalization is calculated as the total debt less cash and cash equivalents, divided by the sum of total Green Brick Partners, Inc. stockholders’ equity and total debt less cash and cash equivalents. The closest GAAP financial measure to the net debt to total capitalization ratio is the debt to total capitalization ratio. The following table represents a reconciliation of the net debt to total capitalization ratio as of March 31, 2024.

	Gross	Less: Cash and cash equivalents	Net
Total debt, net of debt issuance costs	$309,156	$(185,897)	$123,259
Total Green Brick Partners, Inc. stockholders’ equity	1,383,327	—	1,383,327
Total capitalization	$1,692,483	$(185,897)	$1,506,586

Debt to total capitalization ratio	18.3%
Net debt to total capitalization ratio			8.2%

About Green Brick Partners, Inc.
Green Brick Partners, Inc (NYSE: GRBK), the third largest homebuilder in Dallas-Fort Worth, is a diversified homebuilding and land development company that operates in Texas, Georgia, and Florida. Green Brick owns five subsidiary homebuilders in Texas (CB JENI Homes, Normandy Homes, Southgate Homes, Trophy Signature Homes, and a 90% interest in Centre Living Homes), as well as a controlling interest in a homebuilder in Atlanta, Georgia (The Providence Group) and an 80% interest in a homebuilder in Port St. Lucie, Florida (GHO Homes). Green Brick also retains interests in related financial services platforms, including Green Brick Title and BHome Mortgage. Green Brick is engaged in all aspects of the homebuilding process, including land acquisition and development, entitlements, design, construction, marketing, and sales for its residential neighborhoods and master-planned communities. For more information about Green Brick Partners Inc.’s subsidiary homebuilders, please visit greenbrickpartners.com/brands-services/

Forward-Looking and Cautionary Statements:
This press release and our earnings call contain “forward-looking statements” within the meaning of the Private Securities Litigation Act of 1995. These statements concern expectations, beliefs, projections, plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts and typically include the words “anticipate,” “believe,” “consider,” “estimate,” “expect,” “feel,” “intend,” “plan,” “predict,” “seek,” “strategy,” “target,” “will” or other words of similar meaning. Specifically, these statements reflect our beliefs and expectations regarding (i) our strategic advantages, including our focus on infill and infill-adjacent locations, and the impact on our future results; (ii) our positioning to capture future demand and succeed in the current environment, including our ability to maintain industry-leading performance and margins; (iii) our ability to successfully implement our growth strategy, including our expectations for expansion and growth of our Trophy brand within DFW and into Austin and Houston, and ancillary business opportunities, (iv) our expectations regarding trends in our markets, such as demographic trends and demand for single-family homes; (v) our strategies to maintain the strength of our balance sheet and financial flexibility, and our positioning in the industry; (vi) the advantages of our lot and land strategies and locations, including the benefits to our returns, margins and ability to scale; (vii) our expectations for our investments in land, lots and development in 2024, and the impact on our growth; (viii) our expected lot deliveries in 2024; (ix) the demand for home ownership in the markets in which we operate and our ability to capitalize on such demand, and (x) our ability to deliver efficient and cost-effective growth, including our ability to manage costs and cycle times. These forward-looking statements reflect our current views about future events and involve estimates and assumptions which may be affected by risks and uncertainties in our business, as well as other external factors, which could cause future results to materially differ from those expressed or implied in any forward-looking statement. These risks include, but are not limited to: (1) changes in macroeconomic conditions, including increased interest rates and inflation that could adversely impact demand for new homes or the ability of potential buyers to qualify; (2) general economic conditions, seasonality, cyclicality and competition in the homebuilding industry; (3) shortages, delays or increased costs of raw materials and increased demand for materials, or increases in other operating costs, including costs related to labor, real estate taxes and insurance, which in each case exceed our ability to increase prices; (4) a shortage of qualified labor; (5) an inability to acquire land in our current and new markets at anticipated prices or difficulty in obtaining land-use entitlements; (6) our inability to successfully execute our strategies, including an inability to grow our operations or expand our Trophy brand; (7) our inability to implement new strategic investments; (8) a failure to recruit, retain or develop highly skilled and competent employees; (9) government regulation risks in the industries or markets we operate in; (10) a lack of availability or volatility of mortgage financing for homebuyers; (11) severe weather events or natural disasters; (12) difficulty in obtaining sufficient capital to fund our growth; (13) our ability to meet our debt service obligations; (14) a decline in the value of our inventories and resulting write-downs of the carrying value of our real estate assets, and (15) changes in accounting standards that adversely affect our reported earnings or financial condition. Green Brick assumes no obligation to update any forward-looking statements, which speak only as of the date they are made. For a more detailed discussion of these and other risks and uncertainties applicable to Green Brick please see our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Contact:
Benting Hu
Vice President of Finance
469-573-6755
IR@greenbrickpartners.com